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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


Company                                              State
-------                                              -----
Royal Bank of Pennsylvania, Inc.                     Pennsylvania
Royal Investment of Delaware, Inc.                   Delaware
Royal Real Estate of Pennsylvania, Inc.              Pennsylvania
Crusader Servicing Corporations                      Pennsylvania
Quest Holding Corporation                            Pennsylvania